                                                                  EXHIBIT 4(18)

                                SECOND AMENDMENT

            SECOND AMENDMENT (this "Amendment"), dated as of November 30, 1998, among HARRAH'S ENTERTAINMENT, INC., a Delaware corporation ("Parent"), HARRAH'S OPERATING COMPANY, INC., a Delaware corporation (the "Company"), MARINA ASSOCIATES, a partnership organized under the laws of New Jersey ("Marina"), the lenders party to the Credit Agreements referred to below (the "Banks"), CANADIAN IMPERIAL BANK OF COMMERCE and SOCIETE GENERALE, as Co-Syndication Agents (the "Co-Syndication Agents"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Documentation Agent (the "Documentation Agent"), and BANKERS TRUST COMPANY, as Administrative Agent (the "Administrative Agent"). Unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings provided such terms in the 5-Year Credit Agreement or the 364-Day Credit Agreement, as the case may be, referred to below.

                              W I T N E S S E T H:

            WHEREAS, Parent, the Company, Marina, the Banks, the Co-Syndication Agents, the Documentation Agent and the Administrative Agent are parties to a Credit Agreement, dated as of July 22, 1993 and amended and restated as of June 9, 1995 and further amended and restated as of April 1, 1998 (as amended, modified or supplemented through, but not including, the date hereof, the "5-Year Credit Agreement");

            WHEREAS, Parent, the Company, Marina, the Banks, the Co-Syndication Agents, the Documentation Agent and the Administrative Agent are parties to a Credit Agreement, dated as of June 9, 1995 and amended and restated as of April 1, 1998 (as amended, modified or supplemented through, but not including, the date hereof, the "364-Day Credit Agreement" and, together with the 5-Year Credit Agreement, the "Credit Agreements");

            WHEREAS, Parent and the Company plan to acquire all of the outstanding capital stock of Rio Hotel & Casino, Inc. ("Rio Hotel") pursuant to a transaction whereby (x) a Wholly-Owned Subsidiary of Parent will merge with and into Rio Hotel (the "Rio Merger") and (y) immediately thereafter, Parent will contribute its equity interest in Rio Hotel to the Company;

            WHEREAS, the consideration to be paid by Parent to the shareholders of Rio Hotel as part of the Rio Merger shall consist of one share of common stock of Parent for every share of common stock of Rio Hotel held by such shareholders (as such amount may be adjusted pursuant to the Agreement and Plan of Merger for the Rio Merger (the "Rio Merger Agreement"));

            WHEREAS, as part of the Rio Merger, Rio Hotel shall keep outstanding
(i) its $100,000,000 10-5/8% Senior Subordinated Notes due July 15, 2005 (the "10-5/8% Rio Subordinated Notes"), (ii) its $125,000,000 9-1/2% Senior Subordinated Notes due April 15, 2007 (the "9-1/2% Rio Subordinated Notes" and, together with the 10-5/8% Rio Subordinated Notes, the "Rio Subordinated Notes") and (iii) its $275,000,000 senior secured bank credit facility agented by Bank of America National Trust & Savings Association (the "Rio Credit Facility");

            WHEREAS, as a result of the Rio Merger, a "change of control" shall occur under the Rio Subordinated Notes which will allow the holders thereof to "put" their Rio Subordinated Notes back to Rio Hotel at a purchase price of 101% of par (the "Rio Change of Control Put");

            WHEREAS, to fund the purchase of any Rio Subordinated Notes "put" to Rio Hotel pursuant to the Rio Change of Control Put, Rio Hotel will either (x) increase the Rio Credit Facility by $125,000,000 (the "Rio Credit Facility Amendment") or (y) enter into a new, parallel $125,000,000 credit facility on substantially the same terms and conditions as the Rio Credit Facility (the "Additional Rio Credit Facility");

            WHEREAS, Parent and the Company have requested that the Banks consent to, and the Banks have agreed to give their consent to, the Rio Merger on the terms and conditions provided for herein; and

            WHEREAS, the parties hereto wish to amend certain provisions of the Credit Agreements as herein provided;

            NOW, THEREFORE, it is agreed:

I. Amendments to the 5-Year Credit Agreement.

            1. Section 1.08(a) of the 5-Year Credit Agreement is hereby amended by (i) deleting the words "equal to the Base Rate" appearing therein and (ii) inserting the words "equal to the sum of the Applicable Base Rate Margin plus the Base Rate" in lieu thereof.

            2. Section 1.08(b) of the 5-Year Credit Agreement is hereby amended by deleting the words "Applicable Margin" appearing therein and inserting the words "Applicable Eurodollar Rate Margin" in lieu thereof.

            3. Section 2.05(a) of the 5-Year Credit Agreement is hereby amended by inserting the words "sum of the Applicable Base Rate Margin plus the" immediately before the words "Base Rate" in each place such words appear therein.

            4. Section 3.01(b) of the 5-Year Credit Agreement is hereby amended by deleting the words "Applicable Margin for Eurodollar Loans" appearing therein and inserting the words "Applicable Eurodollar Rate Margin" in lieu thereof.

            5. The table appearing in Section 3.03(b) of the 5-Year Credit Agreement is hereby amended by (x) deleting the dates "January 31, 1999", "July 31, 1999" and "January 31, 2000" appearing therein and (y) deleting the references to (i) the amount "$75,000,000" appearing opposite the dates "January 31, 1999" and "July 31, 1999" appearing therein and (ii) the amount "$100,000,000" appearing opposite the date "January 31, 2000" appearing therein.

            6. Section 3.03(e) of the 5-Year Credit Agreement is hereby amended by inserting the following new sentence at the end thereof:

            "In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date on or after the Second Amendment Effective Date upon which Parent receives any proceeds from the issuance by Parent of any common or preferred (including trust preferred) equity or any Trust Preferred Subsidiary receives any proceeds from the issuance by it of any trust preferred equity (other than proceeds received from the issuance of equity to officers, directors and employees of Parent or any of its Subsidiaries or Unrestricted Subsidiaries), the Total Revolving Loan Commitment shall be reduced by an amount equal to its Share of the cash proceeds of the respective equity issuance (net of underwriting or placement discounts and commissions and other reasonable costs associated therewith), provided that, to the extent that the 364-Day Banks do not require that their full Share be applied to reduce the Total 364-Day Revolving Loan Commitment, the amount of their Share not so applied shall instead be applied to reduce the Total Revolving Loan Commitment as required by clause (g) of this Section 3.03; and provided further, that the provisions of this sentence shall cease to be of any further force or effect at such time as the Total Revolving Loan Commitment and the Total 364-Day Revolving Loan Commitment shall have been reduced pursuant to this
      Section 3.03(e) and Section 2.03(c) of the 364-Day Credit Agreement as a result of equity issuances by Parent (and/or a Trust Preferred Subsidiary, as the case may be) and/or issuances by the Company of Additional Unsecured Senior Debt and/or Subordinated Debt generating in the aggregate at least $750,000,000 in gross cash proceeds."

            7. Section 8 of the 5-Year Credit Agreement is hereby amended by inserting the following new Sections 8.15 and 8.16 at the end thereof:

            "8.15 Maintenance of Corporate Separateness. Parent will, and will cause each of its Subsidiaries and Unrestricted Subsidiaries to, satisfy customary corporate formalities, including the holding of regular board of directors' and shareholders' meetings or action by directors or shareholders without a meeting and the maintenance of corporate offices and records. Neither Parent nor any of its Subsidiaries shall make any payment to a creditor of any Unrestricted Subsidiaries in respect of any liability of any Unrestricted Subsidiaries, and no bank account of any Unrestricted Subsidiary shall be commingled with any bank account of Parent or any of its Subsidiaries. Any financial statements distributed to any creditors of any Unrestricted Subsidiaries shall clearly establish or indicate the corporate separateness of such Unrestricted Subsidiaries from Parent and its Subsidiaries. Finally, neither Parent nor any of its Subsidiaries shall take any action, or conduct its affairs in a manner, which is likely to result in the corporate existence of (x) Parent or any of its Subsidiaries being substantively consolidated with any Unrestricted Subsidiary or (y) any Unrestricted Subsidiary being substantively consolidated with Parent or any of its Subsidiaries, in either case in a bankruptcy, reorganization or other insolvency proceeding.

            8.16 Collateral. Except as otherwise provided in the immediately succeeding sentence, in the event that on or prior to June 30, 1999 the Company has not permanently reduced the Total Revolving Loan Commitment and the Total 364-Day Revolving Loan Commitment pursuant to Section 3.03(e) of this Agreement and Section 2.03(c) of the 364-Day Credit Agreement as a result of equity issuances by Parent (and/or a Trust Preferred Subsidiary, as the case may be) and/or issuances by the Company of Additional Unsecured Senior Debt and/or Subordinated Debt generating in the aggregate at least $500,000,000 in gross cash proceeds, then (A) Parent, the Company and each other Credit Party shall grant to the Collateral Agent, for the benefit of the Administrative Agent, the Collateral Agent, the Banks, the 364-Day Banks, the Letter of Credit Issuers and the Interest Rate Protection Creditors, a first priority perfected security interest in substantially all of such Credit Parties' tangible and intangible assets, with such exceptions thereto as may be acceptable to the Administrative Agent (including an exception with respect to a Lien on the Company's and its Subsidiaries' riverboat casinos), (B) each such Credit Party shall promptly enter into and/or deliver, or cause to be delivered, all such security and other documentation as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to effectively create such security interest in all such assets,
      (C) Parent, the Company and each other Credit Party shall deliver, or cause to be delivered, to the Administrative Agent one or more opinions of counsel, in form and substance, and from counsel, reasonably acceptable to the Administrative Agent, with respect to the security interests granted by such Credit Parties as required above and such other matters incident to the transactions contemplated thereby as the Administrative Agent shall reasonably request and (D) Parent, the Company and each Subsidiary Borrower shall enter into an appropriate amendment to this Agreement, in form and substance satisfactory to the Administrative Agent and the Required Banks, in connection with the grant of the security interests as required above and such other matters incident thereto as the Administrative Agent may reasonably require. Notwithstanding anything to the contrary contained in the immediately preceding sentence, if on June 30, 1999 the senior unsecured Indebtedness of the Company is rated at least BBB- by S&P or Baa3 by Moody's, then no Credit Party shall be required to grant any such security interests or take any of the other actions otherwise required by the immediately preceding sentence."

            8. Section 9.01 of the 5-Year Credit Agreement is hereby amended by
(i) deleting the word "and" appearing at the end of clause (xix) thereof, (ii) deleting the period at the end of the clause (xx) thereof and inserting the text "; and" in lieu thereof and (iii) inserting the following new clause (xxi) immediately following clause (xx) thereof:

            "(xxi) from and after the time that any Liens are created by any Credit Party in favor of the Collateral Agent by operation of Section 8.16 (but only for so long as such Liens remain in effect), Liens on the property or assets of such Credit Party in support of such Credit Party's obligations in respect of any Additional Unsecured Senior Debt on an equal and ratable basis with the Liens on such property or assets of such Credit Party arising by operation of Section 8.16 and pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent (but, in any event, only to the extent any such Liens are required to be created pursuant to the documentation evidencing such Additional Unsecured Senior
     Debt)."

            9. Section 9.03(iv) of the 5-Year Credit Agreement is hereby amended by deleting the text "clauses (v) and (vi)" in each instance such text appears therein and inserting in each such instance the text "clauses (v), (vi) and
(xi)" in lieu thereof.

            10. Section 9.03 of the 5-Year Credit Agreement is hereby amended by
(i) deleting the word "and" appearing at the end of clause (ix) thereof, (ii) deleting the period appearing at the end of clause (x) thereof and inserting the text "; and" in lieu thereof and (iii) inserting the following new clause (xi) immediately following clause (x) thereof:

            "(xi) so long as no Default or Event of Default shall exist (both before and after giving effect to the payment thereof), Parent and any Trust Preferred Subsidiary may pay cash Dividends to holders of any trust preferred stock issued by it."

            11. The last paragraph of Section 9.05 of the 5-Year Credit Agreement is hereby amended by (i) deleting the word "and" appearing at the end of clause (x)(A) thereof and (ii) inserting the following new sub-clause (C) immediately following clause (x)(B) thereof:

            "and (C) from and after the consummation of the Rio Merger, Parent and its Subsidiaries may expend up to $50,000,000 of the Investment basket set forth in clause (i) of this Section 9.05 to make cash Investments in Rio Hotel and its Subsidiaries, provided that such $50,000,000 amount shall be increased to $100,000,000 from and after such time as the Total Revolving Loan Commitment and the Total 364-Day Revolving Loan Commitment have been reduced pursuant to Section 3.03(e) of this Agreement and
      Section 2.03(c) of the 364-Day Credit Agreement as a result of equity issuances by Parent (and/or a Trust Preferred

      Subsidiary, as the case may be) and/or issuances by the Company of Additional Unsecured Senior Debt and/or Subordinated Debt generating in the aggregate at least $250,000,000 in gross cash proceeds."

            12. The table appearing in Section 9.07(b) of the 5-Year Credit Agreement is hereby deleted in its entirety and the following new table is inserted in lieu thereof:


             Period                                    Ratio
             ---------------------------------         ---------
             Showboat Merger Effective Date to
             and including June 30, 1998               5.50:1.00

             July 1, 1998 to and including
             March 31, 1999                            5.00:1.00

             April 1, 1999 to and including
             June 30, 1999                             4.75:1.00

             July 1, 1999 to and including
             September 30, 1999                        4.50:1.00

             October 1, 1999 to and including
             December 31, 1999                         4.25:1.00

             January 1, 2000 to and including
             March 31, 2000                            4.00:1.00

             Thereafter                                3.50:1.00


            13. The table appearing in Section 9.08(b) of the 5-Year Credit Agreement is hereby deleted in its entirety and the following new table is inserted in lieu thereof:


              Fiscal Quarter                              Ratio
              -----------------------------------       ---------
              Fiscal quarters ending June 30,
              1998, September 30, 1998,
              December 31, 1998, March 31,
              1999, June 30, 1999, September 30,
              1999  and December 31, 1999               2.00:1.00

              Fiscal quarters ending March 31,
              2000 and thereafter                       2.50:1.00


            14. Section 9.10 of the 5-Year Credit Agreement is hereby amended by deleting the following text appearing in clause (i)(B) thereof:

            "(i) the Company or a Wholly-Owned Subsidiary thereof owns at least 79% of the total equity interest (as determined on a fully diluted basis) in the Showboat East Chicago Riverboat Casino and (ii)".

            15. Section 9.12 of the 5-Year Credit Agreement is hereby amended by inserting the following new sentence at the end thereof:

            "Notwithstanding anything to the contrary contained in this Section
      9.12 or anything else contained in this Agreement, neither Parent nor any Subsidiary of Parent shall issue any trust preferred stock other than such issuances by Parent and a Trust Preferred Subsidiary in each case so long as all the terms and conditions of, and the documentation for, such trust preferred stock shall be in form and substance reasonably satisfactory to the Administrative Agent."

            16. Section 9.14 of the 5-Year Credit Agreement is hereby amended by inserting the following new sentence at the end thereof:

            "In addition to the foregoing, from and after the consummation of the Rio Merger, Parent will ensure that at all times (i) either the Company or a Wholly-Owned Subsidiary of the Company that is a Guarantor owns all of the outstanding capital stock of Rio Hotel and that Rio Hotel owns all of the outstanding capital stock of Rio Properties (although nothing herein shall prevent Rio Hotel and Rio Properties from merging together so long as all of the outstanding capital stock of the surviving corporation is owned by the Company or a Wholly-Owned Subsidiary of the Company that is a Guarantor) and (ii) either Rio Hotel or Rio Properties is the owner and operator of the Rio Hotel and Casino in Las Vegas, Nevada."

            17. The definition of "Applicable Margin" appearing in Section 11.01 of the 5-Year Credit Agreement is hereby deleted in its entirety.

            18. The definition of "Consolidated EBITDA" appearing in Section
11.01 of the 5-Year Credit Agreement is hereby amended by inserting the following proviso at the end thereof:

            " ; provided that for purposes of determining compliance with
      Section 9.07(b) only, (x) (A) prior to the consummation of the Rio Merger, Consolidated EBITDA for Parent's fiscal quarters ending on March 31, 1998, June 30, 1998 and September 30, 1998 was $124,092,000, $152,904,000 and
      $158,683,000, respectively and (B) from and after the consummation of Rio Merger, Consolidated EBITDA for Parent's fiscal quarters ending on March 31, 1998, June 30, 1998 and September 30, 1998 was $149,401,000,
      $172,983,000 and $184,543,000, respectively (which amounts represent Parent's historical Consolidated EBITDA for such quarters as adjusted to give pro forma effect for the historical operating results of (I) in the case of clause (A) above, Showboat and its Consolidated Subsidiaries for the respective fiscal quarters and (II) in the case of clause (B) above, Showboat and its Consolidated Subsidiaries and Rio Hotel and its Consolidated Subsidiaries for the respective fiscal quarters) and (y) from and after the consummation of the Rio Merger, Consolidated EBITDA for Parent's fiscal quarter ending December 31, 1998 shall be adjusted to give pro forma effect for the historical operating results of Rio Hotel and its Consolidated Subsidiaries for the portion of such fiscal quarter prior to the consummation of the Rio Merger".

            19. The definition of "Consolidated Interest Expense" appearing in
Section 11.01 of the 5-Year Credit Agreement is hereby amended by (i) deleting the word "and" appearing at the end of clause (i) thereof and inserting a comma in lieu thereof and (ii) inserting the following new clause (iii) immediately following clause (ii) thereof:

            "and (iii) the amount of all Dividends paid by Parent and Trust Preferred Subsidiaries during such period to holders of their respective trust preferred stock; provided, however, that in the event that the parent company of such Trust Preferred Subsidiary is not allowed an off-setting tax deduction in respect of interest payments made by such parent company on subordinated indebtedness issued in connection with the issuance of any such trust preferred stock, then an amount equal to the product of (A) the amount of all Dividends paid by Parent and Trust Preferred Subsidiaries during such period to holders of their respective trust preferred stock and (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of Parent expressed as a decimal shall instead be added to Consolidated Interest Expense for such period".

            20. The definition of "Consolidated Net Income" appearing in Section
11.01 of the 5-Year Credit Agreement is hereby deleted in its entirety and the following new definition of "Consolidated Net Income" is inserted in lieu thereof:

            "Consolidated Net Income" shall mean, for any period, the net income of Parent and its Consolidated Subsidiaries (without deduction for minority interests in Subsidiaries) for such period, provided that for the purposes of determining the applicable Reduction Discount and Consolidated Net Income under Sections 9.03, 9.04 and 9.05, the net income (or loss) of any Unrestricted Subsidiary shall be included in any calculation of Consolidated Net Income only to the extent of the payment of cash dividends or distributions by such Unrestricted Subsidiary to Parent or a Wholly-Owned Subsidiary thereof during such period."

            21. The definition of "Permitted Designated Indebtedness" appearing in Section 11.01 of the 5-Year Credit Agreement is hereby deleted in its entirety and the following new definition of "Permitted Designated Indebtedness" is inserted in lieu thereof:

            "Permitted Designated Indebtedness" shall mean (i) all Subordinated Debt incurred pursuant to Section 9.04(xi) and (ii) all Additional Unsecured Senior Debt; provided, however, after the Total Revolving Loan Commitment and the Total 364-Day Revolving Loan Commitment have been permanently reduced pursuant to Section 3.03(e) of this Agreement and
      Section 2.03(c) of the 364-Day Credit Agreement as a result of equity issuances by Parent (and/or a Trust Preferred Subsidiary, as the case may be) and/or issuances by the Company of Additional Unsecured Senior Debt and/or Subordinated Debt generating in the aggregate at least $750,000,000 in gross cash proceeds, then the next $200,000,000 of Subordinated Debt issued thereafter shall not be considered "Permitted Designated Indebtedness", and provided further, however, after the Total Revolving Loan Commitment and the Total 364-Day Revolving Loan Commitment have been permanently reduced pursuant to Section 3.03(e) of this Agreement and
      Section 2.03(c) of the 364-Day Credit Agreement in any fiscal quarter of Parent as a result of equity issuances by Parent (and/or a Trust Preferred Subsidiary, as the case may be) and/or issuances by the

      Company of Additional Unsecured Senior Debt and/or Subordinated Debt generating in the aggregate at least $250,000,000 in gross cash proceeds during such fiscal quarter, then any additional Subordinated Debt issued thereafter during such fiscal quarter shall not be considered "Permitted Designated Indebtedness" so long as the proceeds therefrom are used within 120 days after any such issuances to refinance, repay, purchase, repurchase, redeem or otherwise retire the East Chicago Showboat Notes (including the payment of any premiums associated therewith) (it being understood and agreed that (x) until such proceeds from any such issuances of additional Subordinated Debt are used to refinance, repay, purchase, repurchase, redeem or otherwise retire the East Chicago Showboat Notes as permitted hereunder, such proceeds may be used to voluntarily prepay Loans in accordance with Section 4.01 and (y) to the extent that any portion of such proceeds from any such issuances of additional Subordinated Debt are not used within such 120 day period to refinance, repay, repurchase, redeem or otherwise retire the East Chicago Showboat Notes, the Total Revolving Loan Commitment and the 364-Day Revolving Loan Commitment shall be reduced pursuant to Section 3.03(e) of this Agreement and Section 2.03(c) of the 364-Day Credit Agreement by an amount equal to such portion not so used to the extent such portion would otherwise constitute "Permitted Designated Indebtedness" hereunder).

            22. The definition of "Reduction Discount" appearing in Section
11.01 of the 5-Year Credit Agreement is hereby amended by inserting the words "and Base Rate Loans" immediately following the words "Eurodollar Loans" appearing in clauses (A)(x), (B)(x) and (C)(x) therein.

            23. The definition of "Subsidiary" appearing in Section 11.01 of the 5-Year Credit Agreement is hereby amended by inserting the following new sentence at the end thereof:

            "Notwithstanding the foregoing (and except for purposes of (x) the definition of Unrestricted Subsidiary contained herein, (y) determining compliance with Sections 9.07(b), 9.08(b) and 9.09 only and (z) Sections
      10.04 and 10.05), an Unrestricted Subsidiary shall be deemed not to be a Subsidiary of Parent or any of its other Subsidiaries for purposes of this Agreement."

            24. Section 11.01 of the 5-Year Credit Agreement is hereby further amended by inserting the following new definitions in the appropriate alphabetical order:

            "Applicable Base Rate Margin" shall mean 0% less, to the extent that such percentage has been increased by operation of the provisions set forth below in this definition, the then applicable Reduction Discount; provided, however, in the event that the Total Revolving Loan Commitment and the Total 364-Day Revolving Loan Commitment have not been reduced pursuant to Section 3.03(e) of this Agreement and Section 2.03(c) of the 364-Day Credit Agreement as a result of equity issuances by Parent (and/or a Trust Preferred Subsidiary, as the case may be) and/or issuances by the Company of Additional Unsecured Senior Debt and/or Subordinated Debt generating in the aggregate at least (x) $250,000,000 in gross cash proceeds during the period from the Second Amendment Effective Date to and including December 31, 1998, then the Applicable Base Rate Margin shall be increased from and after January 1, 1999 by 1/2 of 1%, (y) either (A) $500,000,000 in gross cash proceeds during the period from the Second Amendment Effective Date to and including March 31, 1999 or (B) $250,000,000 in gross cash proceeds during the period from January 1, 1999 to and including March 31, 1999, then the Applicable Base Rate Margin shall be increased from and after April 1, 1999 by 1/2 of 1% (after giving effect to any increase thereto effected pursuant to preceding clause (x), if any) and (z) either (A) $750,000,000 in gross cash proceeds during the period from the Second Amendment Effective Date to and including June 30, 1999 or (B) $250,000,000 in gross cash proceeds during the period from April 1, 1999 to and including June 30, 1999, then the Applicable Base Rate Margin shall be increased from and after July 1, 1999 by 1/2 of 1% (after giving effect to any increases effected thereto pursuant to preceding clauses (x) and (y), if any). Notwithstanding anything to the contrary contained in this definition or elsewhere in this Agreement, in no event shall the Applicable Base Rate Margin be less than 0% (and if the Applicable Base Rate Margin would otherwise be less than 0% by operation of the applicable Reduction Discount, such Applicable Base Rate Margin shall instead be 0%).

            "Applicable Eurodollar Rate Margin" shall mean 1-1/4% less the then applicable Reduction Discount; provided, however, in the event that the Total Revolving Loan Commitment and the Total 364-Day Revolving Loan Commitment has not been reduced pursuant to Section 3.03(e) of this Agreement and Section 2.03(c) of the 364-Day Credit Agreement as a result of equity issuances by Parent (and/or a Trust Preferred Subsidiary, as the case may be) and/or issuances by the Company of Additional Unsecured Senior Debt and/or Subordinated Debt generating in the aggregate at least
      (x) $250,000,000 in gross cash proceeds during the period from the Second Amendment Effective Date to and including December 31, 1998, then the Applicable Eurodollar Rate Margin shall be increased from and after January 1, 1999 by 1/2 of 1%, (y) either (A) $500,000,000 in gross cash proceeds during the period from the Second Amendment Effective Date to and including March 31, 1999 or (B) $250,000,000 in gross cash proceeds during the period from January 1, 1999 to and including March 31, 1999, then the Applicable Base Rate Margin shall be increased from and after April 1, 1999 by 1/2 of 1% (after giving effect to any increase effected pursuant to preceding clause (x), if any) and (z) either (A) $750,000,000 in gross cash proceeds during the period from the Second Amendment Effective Date to and including June 30, 1999 or (B) $250,000,000 in gross cash proceeds during the period from April 1, 1999 to and including June 30, 1999, then the Applicable Eurodollar Rate Margin shall be increased from and after July 1, 1999 by 1/2 of 1% (after giving effect to any increases thereto effected pursuant to preceding clauses (x) and (y), if any).

           "Rio Hotel" shall mean Rio Hotel and Casino, Inc., a Nevada corporation.

            "Rio Merger" shall mean the acquisition by Parent and the Company of all of the outstanding capital stock of Rio Hotel through the merger of a Wholly-Owned Subsidiary of the Company with and into Rio Hotel.

            "Rio Properties" shall mean Rio Properties, Inc., a Nevada corporation and a Wholly-Owned Subsidiary of Rio Hotel.

            "Second Amendment Effective Date" shall mean November 30, 1998.

            "Trust Preferred Subsidiary" shall mean a special purpose Subsidiary of the Company (other than, in any event, a Material Subsidiary) whose sole purpose is to issue trust preferred stock, which does not otherwise have any assets or liabilities and all of the common stock of which is owned by the Company or a Wholly-Owned Subsidiary thereof.

            "Unrestricted Subsidiary" shall mean Rio Hotel and its Subsidiaries.

            25. Section 13.07(a) of 5-Year Credit Agreement is hereby amended by
(i) deleting the word "and" appearing at the end of clause (ii) of the proviso thereof and inserting a comma in lieu thereof and (ii) inserting the following new clause (iv) at the end of such proviso:

            "and (iv) except as expressly provided herein, the financial results of Unrestricted Subsidiaries shall be ignored".

II. Amendments to 364-Day Credit Agreement.

            1. Section 1.09(a) of the 364-Day Credit Agreement is hereby amended by (i) deleting the words "equal to the Base Rate" appearing therein and (ii) inserting the words "equal to the sum of the Applicable Base Rate Margin plus the Base Rate" in lieu thereof.

            2. Section 1.09(b) of the 364-Day Credit Agreement is hereby amended by deleting the words "Applicable Margin" appearing therein and inserting the words "Applicable Eurodollar Rate Margin" in lieu thereof.

            3. Section 2.03(c) of the 364-Day Credit Agreement is hereby amended by inserting the following new sentence at the end thereof:

            "In addition to any other mandatory commitment reductions pursuant to this Section 2.03, on each date on or after the Second Amendment Effective Date upon which Parent receives any proceeds from the issuance by Parent of any common or preferred (including trust preferred) equity or any Trust Preferred Subsidiary receives any proceeds from the issuance by it of any trust preferred equity (other than proceeds received from the issuance of equity to officers, directors and employees of Parent or any of its Subsidiaries or Unrestricted Subsidiaries), the Total Revolving Loan Commitment shall be reduced by an amount equal to its Share of the cash proceeds of the respective equity issuance (net of underwriting or placement discounts and commissions and other reasonable costs associated therewith), provided that, to the extent that the 5-Year Banks do not require that their full Share be applied to reduce the Total 5-Year Revolving Loan Commitment, the amount of their Share not so applied shall instead be applied to reduce the Total Revolving Loan Commitment as required by clause (e) of this Section 2.03; and provided further, that the provisions of this sentence shall cease to be of any further force or effect at such time as the Total Revolving Loan Commitment and the Total 5-Year Revolving Loan Commitment shall have been reduced pursuant to this
      Section 2.03(c) and Section 3.03(e) of the 5-Year Credit Agreement as a result of equity issuances by Parent (and/or a Trust Preferred Subsidiary, as the case may be) and/or issuances by the Company of Additional Unsecured Senior Debt and/or Subordinated Debt generating in the aggregate at least $750,000,000 in gross cash proceeds."

            4. Section 7 of the 364-Day Credit Agreement is hereby amended by inserting the following new Sections 7.15 and 7.16 at the end thereof:

            "7.15 Maintenance of Corporate Separateness. Parent will, and will cause each of its Subsidiaries and Unrestricted Subsidiaries to, satisfy customary corporate formalities, including the holding of regular board of directors' and shareholders' meetings or action by directors or shareholders without a meeting and the maintenance of corporate offices and records. Neither Parent nor any of its Subsidiaries shall make any payment to a creditor of any Unrestricted Subsidiaries in respect of any liability of any Unrestricted Subsidiaries, and no bank account of any Unrestricted Subsidiary shall be commingled with any bank account of Parent or any of its Subsidiaries. Any financial statements distributed to any creditors of any Unrestricted Subsidiaries shall clearly establish or indicate the corporate separateness of such Unrestricted Subsidiaries from Parent and its Subsidiaries. Finally, neither Parent nor any of its Subsidiaries shall take any action, or conduct its affairs in a manner, which is likely to result in the corporate existence of (x) Parent or any of its Subsidiaries being substantively consolidated with any Unrestricted Subsidiary or (y) any Unrestricted Subsidiary being substantively consolidated with Parent or any of its Subsidiaries, in either case in a bankruptcy, reorganization or other insolvency proceeding.

            7.16 Collateral. Except as otherwise provided in the immediately succeeding sentence, in the event that on or prior to June 30, 1999 the Company has not permanently reduced the Total Revolving Loan Commitment and the Total 5-Year Revolving Loan Commitment pursuant to Section 2.03(c) of this Agreement and Section 3.03(e) of the 5-Year Credit Agreement as a result of equity issuances by Parent (and/or a Trust Preferred Subsidiary, as the case may be) and/or issuances by the Company of Additional Unsecured Senior Debt and/or Subordinated Debt generating in the aggregate at least

      $500,000,000 in gross cash proceeds, then (A) Parent, the Company and each other Credit Party shall grant to the Collateral Agent, for the benefit of the Administrative Agent, the Collateral Agent, the Banks, the 364-Day Banks, the Letter of Credit Issuers and the Interest Rate Protection Creditors, a first priority perfected security interest in substantially all of such Credit Parties' tangible and intangible assets, with such exceptions thereto as may be acceptable to the Administrative Agent (including an exception with respect to a Lien on the Company's and its Subsidiaries' riverboat casinos), (B) each such Credit Party shall promptly enter into and/or deliver, or cause to be delivered, all such security and other documentation as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to effectively create such security interest in all such assets, (C) Parent, the Company and each other Credit Party shall deliver, or cause to be delivered, to the Administrative Agent one or more opinions of counsel, in form and substance, and from counsel, reasonably acceptable to the Administrative Agent, with respect to the security interests granted by such Credit Parties as required above and such other matters incident to the transactions contemplated thereby as the Administrative Agent shall reasonably request and (D) Parent, the Company and each Subsidiary Borrower shall enter into an appropriate amendment to this Agreement, in form and substance satisfactory to the Administrative Agent and the Required Banks, in connection with the grant of such security interests as required above and such other matters incident thereto as the Administrative Agent may reasonably require. Notwithstanding anything to the contrary contained in the immediately preceding sentence, if on June 30, 1999 the senior unsecured Indebtedness of the Company is rated at least BBB- by S&P or Baa3 by Moody's, then no Credit Party shall be required to grant any such security interests or take any of the other actions required by the immediately preceding sentence."

            5. Section 8.01 of the 364-Day Credit Agreement is hereby amended by
(i) deleting the word "and" appearing at the end of clause (xix) thereof, (ii) deleting the period at the end of the clause (xx) thereof and inserting the text "; and" in lieu thereof and (iii) inserting the following new clause (xxi) immediately following clause (xx) thereof:

            "(xxi) from and after the time that any Liens are created by any Credit Party in favor of the Collateral Agent by operation of Section 7.16 (but only for so long as such Liens remain in effect), Liens on the property or assets of such Credit Party in support of such Credit Party's obligations in respect of any Additional Unsecured Senior Debt on an equal and ratable basis with the Liens on such property or assets of such Credit Party arising by operation of Section 7.16 and pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent (but, in any event, only to the extent any such Liens are required to be created pursuant to the documentation evidencing such Additional Unsecured Senior Debt)."

            6. Section 8.03(iv) of the 364-Day Credit Agreement is hereby amended by deleting the text "clauses (v) and (vi)" in each instance such text appears therein and inserting in each such instance the text "clauses (v), (vi) and (xi)" in lieu thereof.

            7. Section 8.03 of the 364-Day Credit Agreement is hereby amended by
(i) deleting the word "and" appearing at the end of clause (ix) thereof, (ii) deleting the period appearing at the end of clause (x) thereof and inserting the text "; and" in lieu thereof and (iii) inserting the following new clause (xi) immediately following clause (x) thereof:

            "(xi) so long as no Default or Event of Default shall exist (both before and after giving effect to the payment thereof), Parent and any Trust Preferred Subsidiary may pay cash Dividends to holders of trust preferred stock issued by it."

            8. The last paragraph of Section 8.05 of the 364-Day Credit Agreement is hereby amended by (i) deleting the word "and" appearing at the end of clause (x)(A) thereof and (ii) inserting the following new sub-clause (C) immediately following clause (x)(B) thereof:

            "and (C) from and after the consummation of the Rio Merger, Parent and its Subsidiaries may expend up to $50,000,000 of the Investment basket set forth in clause (i) of this Section 8.05 to make cash Investments in Rio Hotel and its Subsidiaries, provided that such $50,000,000 amount shall be increased to $100,000,000 from and after such time as the Total Revolving Loan Commitment and the Total 5-Year Revolving Loan Commitment have been reduced pursuant to Section 2.03(c) of this Agreement and
      Section 3.03(e) of the 364-Day Credit Agreement as a result of equity issuances by Parent (and/or a Trust Preferred Subsidiary, as the case may be) and/or issuances by the Company of Additional Unsecured Senior Debt and/or Subordinated Debt generating in the aggregate at least $250,000,000 in gross cash proceeds."

            9. The table appearing in Section 8.07(b) of the 364-Day Credit Agreement is hereby deleted in its entirety and the following new table is inserted in lieu thereof:


             Period                                      Ratio
             -------------------------------             ---------
             Showboat Merger Effective Date
             to and including June 30, 1998              5.50:1.00

             July 1, 1998 to and including
             March 31, 1999                              5.00:1.00

             April 1, 1999 to and including
             June 30, 1999                               4.75:1.00


             Period                                      Ratio
             -------------------------------             ---------

             July 1, 1999 to and including
             September 30, 1999                          4.50:1.00

             October 1, 1999 to and including
             December 31, 1999                           4.25:1.00

             January 1, 2000 to and including
             March 31, 2000                              4.00:1.00

             Thereafter                                  3.50:1.00



            10. The table appearing in Section 8.08(b) of the 364-Day Credit Agreement is hereby deleted in its entirety and the following new table is inserted in lieu thereof:


             Fiscal Quarter                              Ratio
             --------------------------------            ---------
             Fiscal quarters ending June 30,
             1998, September 30, 1998,
             December 31, 1998, March 31,
             1999, June 30, 1999, September
             30, 1999 and December 31, 1999
                                                         2.00:1.00

             Fiscal quarters  ending March 31,
             2000 and thereafter                         2.50:1.00


            11. Section 8.10 of the 364-Day Credit Agreement is hereby amended by deleting the following text appearing in clause (i)(B) thereof:

            "(i) the Company or a Wholly-Owned Subsidiary thereof owns at least 79% of the total equity interest (as determined on a fully diluted basis) in the Showboat East Chicago Riverboat Casino and (ii)".

            12. Section 8.12 of the 364-Day Credit Agreement is hereby amended by inserting the following sentence at the end thereof:

            "Notwithstanding anything to the contrary contained in this Section
      8.12 or anything else contained in this Agreement, neither Parent nor any Subsidiary of Parent shall issue any trust preferred stock other than such issuances by Parent and a Trust Preferred Subsidiary in each case so long as all the terms and conditions of, and the documentation for, such trust preferred stock shall be in form and substance reasonably satisfactory to the Administrative Agent."

            13. Section 8.14 of the 364-Day Credit Agreement is hereby amended by inserting the following new sentence at the end thereof:

            "In addition to the foregoing, from and after the consummation of the Rio Merger, Parent will ensure that at all times (i) either the Company or a Wholly-Owned Subsidiary of the Company that is a Guarantor owns all of outstanding capital stock of Rio Hotel and that Rio Hotel owns all of the outstanding capital stock of Rio Properties (although nothing herein shall prevent Rio Hotel and Rio Properties from merging together so long as all of the outstanding capital stock of the surviving corporation is owned by the Company or a Wholly-Owned Subsidiary of the Company that is a Guarantor) and (ii) either Rio Hotel or Rio Properties is the owner and operator of the Rio Hotel and Casino in Las Vegas, Nevada."

            14. The definition of "Applicable Margin" appearing in Section 10.01 of the Credit Agreement is hereby deleted in its entirety.

            15. The definition of "Consolidated EBITDA" appearing in Section
10.01 of the 364-Day Credit Agreement is hereby amended by inserting the following proviso at the end thereof:

            "; provided that for purposes of determining compliance with Section 8.07(b) only, (x) (A) prior to the consummation of the Rio Merger, Consolidated EBITDA for Parent's fiscal quarters ending on March 31, 1998, June 30, 1998 and September 30, 1998 was $124,092,000, $152,904,000 and
      $158,683,000, respectively and (B) from and after the Rio Merger, Consolidated EBITDA for Parent's fiscal quarters ending on March 31, 1998, June 30, 1998 and September 30, 1998 was $149,401,000, $172,983,000 and
      $184,543,000 respectively (which amounts represent Parent's historical Consolidated EBITDA for such quarters as adjusted to give pro forma effect for the historical operating results of (I) in the case of clause (A) above, Showboat and its Consolidated Subsidiaries for the respective fiscal quarters and (II) in the case of clause (B) above, Showboat and its Consolidated Subsidiaries and Rio Hotel and its Consolidated Subsidiaries for the respective fiscal quarters) and (y) from and after the consummation of the Rio Merger, Consolidated EBITDA for Parent's fiscal quarter ending December 31, 1998 shall be adjusted to give pro forma effect for the historical operating results of Rio Hotel and its Consolidated Subsidiaries for the portion of such fiscal period prior the consumation of the Rio Merger.

            16. The definition of "Consolidated Interest Expense" appearing in
Section 10.01 of the 364-Day Credit Agreement is hereby amended by (i) deleting the word "and" appearing at the end of clause (i) thereof and inserting a comma in lieu thereof and (ii) inserting the following new clause (iii) immediately following clause (ii) thereof:

            "and (iii) the amount of all Dividends paid by Parent and Trust Preferred Subsidiaries during such period to holders of their respective trust preferred stock; provided, however, that in the event that the parent company of such Trust Preferred Subsidiary is not allowed an off-setting tax deduction in respect of interest payments made by such parent company on subordinated indebtedness issued in connection with the issuance of any such trust preferred stock, then an amount equal to the product of (A) the amount of all

      Dividends paid by Parent and Trust Preferred Subsidiaries during such period to holders of their respective trust preferred stock and (B) a fraction, the numerator of which is one and the denominator of which is one minus the current effective consolidated federal, state and local income tax rate of Parent expressed as a decimal shall instead be added to Consolidated Interest Expense for such period."

            17. The definition of "Consolidated Net Income" appearing in Section
10.01 of the 364-Day Credit Agreement is hereby deleted in its entirety and the following new definition of "Consolidated Net Income" is inserted in lieu thereof:

            "Consolidated Net Income" shall mean, for any period, the net income of Parent and its Consolidated Subsidiaries (without deduction for minority interests in Subsidiaries) for such period, provided that for the purpose of determining the applicable Reduction Discount and Consolidated Net Income under Sections 8.03, 8.04 and 8.05, the net income (or loss) of any Unrestricted Subsidiary shall be included in the calculation of Consolidated Net Income only to the extent of the payment of cash dividends or distributions by such Unrestricted Subsidiary to Parent or a Wholly-Owned Subsidiary thereof during such period."

            18. The definition of "Permitted Designated Indebtedness" appearing in Section 10.01 of the 364-Day Credit Agreement is hereby deleted in its entirety and the following new definition of "Permitted Designated Indebtedness" is inserted in lieu thereof:

            "Permitted Designated Indebtedness" shall mean (i) all Subordinated Debt incurred pursuant to Section 8.04(xi) and (ii) all Additional Unsecured Senior Debt; provided, however, after the Total Revolving Loan Commitment and the Total 5-Year Revolving Loan Commitment have been permanently reduced pursuant to Section 2.03(c) of this Agreement and
      Section 3.03(e) of the 5-Year Credit Agreement as a result of equity issuances by Parent (and/or a Trust Preferred Subsidiary, as the case may be) and/or issuances by the

      Company of Additional Unsecured Senior Debt and/or Subordinated Debt generating in the aggregate at least $750,000,000 in gross cash proceeds, the next $200,000,000 of Subordinated Debt issued thereafter shall not be considered "Permitted Designated Indebtedness", and provided further, however, after the Total Revolving Loan Commitment and the 5-Year Revolving Loan Commitment have been permanently reduced pursuant to
      Section 2.03(c) of this Agreement and Section 3.03(e) of the 5-Year Credit Agreement in any fiscal quarter of Parent as a result of equity issuances by Parent (and/or a Trust Preferred Subsidiary, as the case may be) and/or issuances by the Company of Additional Unsecured Senior Debt and/or Subordinated Debt generating in the aggregate at least $250,000,000 in gross cash proceeds during such fiscal quarter, then any additional Subordinated Debt issued thereafter during such fiscal quarter shall not be considered "Permitted Designated Indebtedness" so long as the proceeds therefrom are used within 120 days after any such issuances to refinance, repay, purchase, repurchase, or otherwise retire the East Chicago Showboat Notes (including the payment of any premiums associated therewith) (it being understood and agreed that (x) until such proceeds from any such issuances of additional Subordinated Debt are used to refinance the East Chicago Showboat Notes as permitted hereunder, such proceeds may be used to voluntarily prepay Loans in accordance with Section 3.01 and (y) to the extent that any portion of such proceeds from any such issuances of additional Subordinated Debt are not used within such 120 day period to refinance, repay, purchase, repurchase, redeem or otherwise retire the East Chicago Showboat Notes, the Total Revolving Loan Commitment and the 5-Year Revolving Loan Commitment shall be reduced pursuant to Section 2.03(c) of this Agreement and Section 3.03(e) of the 5-Year Credit Agreement by an amount equal to such portion not so used to the extent such portion would otherwise constitute "Permitted Designated Indebtedness" hereunder).

            19. The definition of "Reduction Discount" appearing in Section
10.01 of the 364-Day Credit Agreement is hereby amended by inserting the words "and Base Rate Loans" immediately following the words "Eurodollar Loans" appearing in clauses (A)(x), (B)(x) and (C)(x) therein.

            20. The definition of "Subsidiary" appearing in Section 10.01 of the 364-Day Credit Agreement is hereby amended by inserting the following new sentence at the end thereof:

            "Notwithstanding the foregoing (and except for purposes of (x) the definition of Unrestricted Subsidiary contained herein, (y) determining compliance with Sections 8.07(b), 8.08(b) and 8.09 only and (z) Sections
      9.04 and 9.05), an Unrestricted Subsidiary shall be deemed not to be a Subsidiary of Parent or any of its other Subsidiaries for purposes of this Agreement."

            21. Section 10.01 of the 364-Day Credit Agreement is hereby further amended by inserting the following new definitions in the appropriate alphabetical order:

            "Applicable Base Rate Margin" shall mean 0% less, to the extent that such percentage has been increased by operation of the provisions set forth below in this definition, the then applicable Reduction Discount; provided, however , in the event that the Total Revolving Loan Commitment and the Total 5-Year Revolving Loan Commitment have not been reduced pursuant to Section 2.03(c) of this Agreement and Section 3.03(e) of the 5-Year Credit Agreement as a result of equity issuances by Parent (and/or a Trust Preferred Subsidiary, as the case may be) and/or issuances by the Company of Additional Unsecured Senior Debt and/or Subordinated Debt generating in the aggregate at least (x) $250,000,000 in gross cash proceeds during the period from the Second Amendment Effective Date to and including December 31, 1998, then the Applicable Base Rate Margin shall be increased from and after January 1, 1999 by 1/2 of 1%, (y) either (A) $500,000,000 in gross cash proceeds during the period from the Second Amendment Effective Date to and including March 31, 1999 or (B) $250,000,000 in gross cash proceeds during the period from January 1, 1999 to and including March 31, 1999, then the Applicable Base Rate Margin shall be increased from and after April 1, 1999 by 1/2 of 1% (after giving effect to any increase thereto effected pursuant to preceding clause (x), if any) and (z) either (A) $750,000,000 in gross cash proceeds during the period from the Second Amendment Effective Date to and including June 30, 1999 or (B) $250,000,000 in gross cash proceeds during the period from April 1, 1999 to and including June 30, 1999, then the Applicable Base Rate Margin shall be increased from and after July 1, 1999 by 1/2 of 1% (after giving effect to any increases effected thereto pursuant to preceding clauses (x) and
      (y), if any). Notwithstanding anything to the contrary contained in this definition or elsewhere in this Agreement, in no event shall the Applicable Base Rate Margin be less than 0% (and if the Applicable Base Rate Margin would otherwise be less than 0% by operation of the applicable Reduction Discount, such Applicable Base Rate Margin shall instead be 0%).

            "Applicable Eurodollar Rate Margin" shall mean 7/8 of 1% less the then applicable Reduction Discount, provided, however, in the event that the Total Revolving Loan Commitment and the Total 5-Year Revolving Loan Commitment have not been reduced pursuant to Section 2.03(c) of this Agreement and Section 3.03(e) of the 5-Year Credit Agreement as a result of equity issuances by Parent (and/or a Trust Preferred Subsidiary, as the case may be) and/or issuances by the Company of Additional Unsecured Senior Debt and/or Subordinated Debt generating in the aggregate at least
      (x) $250,000,000 in gross cash proceeds during the period from the Second Amendment Effective Date to and including December 31, 1998, then the Applicable Eurodollar Rate Margin shall be increased from and after January 1, 1999 by 1/2 of 1%, (y) either (A) $500,000,000 in gross cash proceeds during the period from the Second Amendment Effective Date to and including March 31, 1999 or (B) $250,000,000 in gross cash proceeds during the period from January 1, 1999 to and including March 31, 1999, then the Applicable Eurodollar Rate Margin shall be increased from and after April 1, 1999 by 1/2 of 1% (after giving effect to any increase thereto effected pursuant to preceding clause (x), if any) and (z) either
      (A) $750,000,000 in gross cash proceeds during the period from the Restatement Effective Date to and including June 30, 1999 or (B) $250,000,000 in gross cash proceeds during the period from April 1, 1999 to and including June 30, 1999, then the Applicable Eurodollar Rate Margin shall be increased from and after July 1, 1999 by 1/2 of 1% (after giving effect any increases thereto effected pursuant to preceding clauses (x) and (y), if any).

            "Rio Hotel" shall mean Rio Hotel and Casino, Inc., a Nevada corporation.

            "Rio Merger" shall mean the acquisition by Parent and the Company of all of the outstanding capital stock of Rio Hotel through the merger of a Wholly-Owned Subsidiary of the Company with and into Rio Hotel.

            "Rio Properties" shall mean Rio Properties, Inc., a Nevada corporation and a Wholly-Owned Subsidiary of Rio Hotel.

            "Second Amendment Effective Date" shall mean November 30, 1998.

            "Trust Preferred Subsidiary" shall mean a special purpose Subsidiary of the Company (other than, in any event, a Material Subsidiary) whose sole purpose is to issue trust preferred stock and which does not otherwise have any assets or liabilities and all of the common stock of which is owned by the Company or a Wholly-Owned Subsidiary thereof.

            "Unrestricted Subsidiary" shall mean Rio Hotel and its Subsidiaries.

            22. Section 12.07(a) of 364-Day Credit Agreement is hereby amended by (i) deleting the word "and" appearing at the end of clause (ii) of the proviso thereof and inserting a comma in lieu thereof and (ii) inserting the following new clause (iv) at the end of such proviso:

            "and (iv) except as expressly provided herein, the financial results of Unrestricted Subsidiaries shall be ignored".

III. Consent to Rio Merger.

            1. The Banks hereby consent to the consummation of the Rio Merger on the terms and conditions set forth in the Rio Merger Agreement and this Amendment, provided that on or prior to the time the Rio Merger is consummated, either (x) the Rio Credit Facility Amendment or (y) the Additional Rio Credit Facility shall have been entered into and shall, in either case, be in full force and effect and the Administrative Agent shall have received a true and correct copy of the Rio Credit Facility Amendment or the Additional Rio Credit Facility, as the case may be, which shall, in either case, be in form and substance reasonably satisfactory to the Administrative Agent.

IV. Miscellaneous.

            1. In order to induce the Banks to enter into this Amendment, Parent and each Borrower hereby represent and warrant that (x) no Default or Event of Default exists on the Second Amendment Effective Date, both before and after giving effect to this Amendment and (y) all of the representations and warranties contained in each Credit Agreement shall be true and correct in all material respects on and as of the Second Amendment Effective Date, both before and after giving effect to this Amendment, with the same effect as though such representations and warranties had been made on and as of the Second Amendment Effective Date (it being understood that any representation or warranty made as of a specified date shall be required to be true and correct in all material respects only as of such specific date).

            2. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreements or any other Credit Document.

            3. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with Parent, the Company and the Administrative Agent.

            4. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of the State of New York.

            5. This Amendment shall become effective on the date (the "Second Amendment Effective Date") when (i) Parent, the Borrowers and the Required Banks under, and as defined in, each Credit Agreement shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (in-cluding by way of telecopier) the same to the Administrative Agent at the Notice Office and (ii) the Administrative Agent shall have received for the account of each Bank which has executed a counterpart hereof and delivered the same to the Administrative Agent at the Notice Office by 5:30 p.m. (New York time) on December 7, 1998 an amendment fee equal to .15% of the sum of such Bank's Revolving Loan Commitment under each of the 5-Year Credit Agreement and the 364-Day Credit Agreement.

            6. From and after the Second Amendment Effective Date, all references in the Credit Agreements and the other Credit Documents to each Credit Agreement shall be deemed to be references to each such Credit Agreement as modified hereby.

                                      * * *

            IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.


                                HARRAH'S ENTERTAINMENT, INC.

                                By: /s/ Charles L. Atwood
                                    -----------------------------
                                    Name:  Charles L. Atwood
                                    Title: Vice President/Treasurer


                               HARRAH'S OPERATING COMPANY, INC.

                               By: /s/ Charles L. Atwood
                                   ------------------------------
                                   Name:  Charles L. Atwood
                                   Title: Vice President/Treasurer


                               MARINA ASSOCIATES

                               By:  HARRAH'S ATLANTIC CITY, INC.,
                                    a general partner

                               By: /s/ Stephen H. Brammell
                                   -----------------------------
                                   Name:  Stephen H. Brammell
                                   Title: Assistant Secretary

                               By: HARRAH'S NEW JERSEY, INC.,
                                   a general partner

                               By: /s/ Stephen H. Brammell
                                   -----------------------------
                                   Name: Stephen H. Brammell
                                   Title: Assistant Secretary

                               BANKERS TRUST COMPANY,
                                 Individually and as
                                 Administrative Agent

                               By: /s/ Mary Kay Coyle
                                   ----------------------------
                                   Name:    Mary Kay Coyle
                                   Title:   Managing Director


                               BANK OF AMERICA NATIONAL
                                 TRUST AND SAVINGS ASSOCIATION,
                                 Individually and as Documentation Agent

                               By: /s/ Scott Faber
                                   ---------------------------
                                   Name:  Scott L. Faber
                                   Title: Vice President


                               SOCIETE GENERALE, Individually and as a
                                  Co-Syndication Agent

                               By: /s/ Donald L. Schubert
                                   ------------------------------
                                   Name:  Donald Schubert
                                   Title: Managing Director


                               CANADIAN IMPERIAL BANK OF
                                 COMMERCE, Individually and as
                                 Co-Syndication Agent

                               By: /s/ Paul J. Chakmak
                                   ----------------------------
                                   Name:  Paul J. Chakmak
                                   Title: Managing Director,  CIBC
                                          Oppenheimer Corp., AS AGENT

                               FLEET BANK, N.A.

                               By: /s/ John T. Harrison
                                   ---------------------------
                                   Name:  John T. Harrison
                                   Title: Senior Vice President


                               WELLS FARGO BANK, NATIONAL
                                 ASSOCIATION

                               By: /s/ Suzanne Fuller
                                   ---------------------------
                                   Name:  Suzanne Fuller
                                   Title: Vice President


                               WESTDEUTSCHE LANDESBANK
                                  GIROZENTRALE, NEW YORK BRANCH

                               By: /s/ Cynthia M. Niesen
                                   ---------------------------
                               By: /s/ Walter T. Duffy, III
                                   ------------------------------
                                   Name:  Cynthia M. Niesen
                                   Title: Managing Director
                                   Name:  Walter T. Duffy, III
                                   Title: Associate


                                THE LONG-TERM CREDIT BANK OF
                                  JAPAN, LIMITED, NEW YORK BRANCH

                                By:  /s/ Rebecca J. S. Silbert
                                     ------------------------------
                                     Name:  Rebecca J. S. Silbert
                                     Title: SVP

                                PNC BANK, NATIONAL ASSOCIATION

                                By: /s/ Gary W. Wessels
                                    ----------------------------
                                    Name:  Gary W. Wessels
                                    Title: Vice President


                                THE BANK OF NEW YORK

                                By: /s/ Anna Marie Hughes
                                    ----------------------------
                                    Name:  Anna Marie Hughes
                                    Title: Vice President


                                CREDIT LYONNAIS ATLANTA AGENCY

                                By: /s/ David M. Cawrse
                                    ----------------------------
                                    Name:  David M. Cawrse
                                    Title: First Vice President & Manager


                                DEUTSCHE BANK AG, acting through its
                                   New York Branch and/or Cayman
                                   Islands Branch

                                By: /s/ Stephan A. Wiedemann
                                    ------------------------------
                                    Name:  Stephen A. Wiedemann
                                    Title: Director

                                By: /s/ Hans-Josef Thiele
                                    ----------------------------
                                    Name:  Hans-Josef Thiele
                                    Title: Director

                                THE SUMITOMO BANK, LIMITED, ATLANTA
                                   AGENCY

                                By: /s/ Gary Franke
                                    ----------------------------
                                    Name:  Gary Franke
                                    Title: VP


                                THE MITSUBISHI TRUST & BANKING CORP.

                                By: /s/ Beatrice E. Kossodo
                                    -----------------------------
                                    Name:  Beatrice E. Kossodo
                                    Title: Senior Vice President

                                U.S. BANK NATIONAL ASSOCIATION

                                By: /s/ Dale Parshall
                                    ----------------------------
                                    Name:  Dale Parshall
                                    Title: Vice President


                                THE SANWA BANK, LIMITED,  NEW YORK
                                   BRANCH

                                By: /s/ Masahito Okubo
                                    ----------------------------
                                    Name:  Masahito Okubo
                                    Title: Vice President

                                ABN AMRO BANK N.V., SAN FRANCISCO
                                   BRANCH


                                By: ABN AMRO NORTH AMERICA, INC., as
                                   its Agent

                                By: /s/ Jeffrey A. French
                                    ----------------------------
                                    Name:  Jeffrey A. French
                                    Title: Group Vice President & Director

                                By: /s/ Corina Fong
                                    ---------------------------
                                    Name:  Corina Fong
                                    Title: Credit Officer


                                THE BANK OF NOVA SCOTIA

                                By: /s/ M. D. Smith
                                    ----------------------------
                                    Name:  M. D. Smith
                                    Title: Agent Operations


                                COMMERZBANK AG, LOS ANGELES BRANCH

                                By: /s/ Christian Jagenberg
                                    -----------------------------
                                    Name:  Christian Jagenberg
                                    Title: SVP and Manager


                                By: /s/ Werner Schmidbauer
                                    -----------------------------
                                    Name:  Werner Schmidbauer
                                    Title: Vice President

                                FIRST SECURITY BANK, N.A.

                                By: /s/ David P. Williams
                                    ---------------------------
                                    Name:  David P. Williams
                                    Title: Vice President


                                THE INDUSTRIAL BANK OF JAPAN, LIMITED,
                                   ATLANTA AGENCY

                                By: /s/ Koichi Hasegawa
                                    ----------------------------
                                    Name:  Koichi Hasegawa
                                    Title: Senior Vice President
                                           and Deputy General Manager


                                THE TOKAI BANK, LIMITED, NEW YORK
                                   BRANCH

                                By: /s/ Shinichi Nakatani
                                    ---------------------------
                                    Name:  Shinichi Nakatani
                                    Title: Assistant General Manager


                                BANQUE NATIONALE DE PARIS, HOUSTON
                                   AGENCY

                                By: /s/ Warren G. Parham
                                    ----------------------------
                                    Name:  Warren G. Parham
                                    Title: Vice President

                                MICHIGAN NATIONAL BANK

                                By: /s/ Joseph M. Redoutey
                                    ---------------------------
                                    Name:  Joseph M. Redoutey
                                    Title: Relationship Manager


                                FIRST NATIONAL BANK OF COMMERCE

                                By: /s/ Louis Ballero
                                    ----------------------------
                                    Name:  Louis Ballero
                                    Title:


                                WACHOVIA BANK, N.A.

                                By: /s/ Karin E. Reel
                                    ----------------------------
                                    Name:  Karin E. Reel
                                    Title: Vice President


                                FIRST AMERICAN NATIONAL BANK, operating
                                   as, and successor in interest by
                                   merger to, Deposit Guaranty National Bank

                                By: /s/ Larry C. Ratzlaff
                                    ----------------------------
                                    Name:  Larry C. Ratzlaff
                                    Title: Senior Vice President

                                FIRST TENNESSEE BANK NATIONAL
                                   ASSOCIATION

                                By: /s/ James H. Moore, Jr.
                                    ------------------------------
                                    Name:  James H. Moore, Jr.
                                    Title: Vice President

                                By: ---------------------------
                                    Name:
                                    Title:


                                THE DAI-ICHI KANGYO BANK, LTD.

                                By: /s/ Tatsuji Noguchi
                                    ----------------------------
                                    Name:  Tatsuji Noguchi
                                    Title: Chief Representative


                                HIBERNIA NATIONAL BANK

                                By: /s/ Ross Wales
                                    ---------------------------
                                    Name:  Ross Wales
                                    Title: Vice President


                                DEPOSIT GUARANTY NATIONAL BANK

                                By: ---------------------------
                                    Name:
                                    Title:

                                ERSTE BANK DER OESTERREICHISCHEN
                                   SPARKASSEN AG

                                 By: /s/ David Manheim
                                     --------------------------
                                     /s/ John S. Runnion
                                     ----------------------------
                                     Name:  David Manheim
                                     Title: Assistant Vice President
                                            Erste Bank New York Branch
                                     Name:  John S. Runnion
                                     Title: First Vice President


                                SUNTRUST BANK, NASHVILLE, N.A.

                                By: /s/ Renee D. Drake
                                    ---------------------------
                                    Name:  Renee D. Drake
                                    Title: Vice President

                                By: ---------------------------
                                    Name:
                                    Title:


                                BANK OF AMERICA NT & SA

                                By: ---------------------------
                                    Name:
                                    Title:

                                NBD BANK, N.A.

                                By: /s/ William C. Corrigan
                                    -----------------------------
                                    Name:  William C. Corrigan
                                    Title: Vice President


                                COMERICA BANK


                                By: /s/ Eoin P. Collins
                                    ----------------------------
                                    Name:  Eoin P. Collins
                                    Title: Account Officer